UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                            October 28, 2004

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1345 Avenue of the Americas, New York, New York		10105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2004, Alliance Capital Management L.P. (“Alliance Capital”) and Federated Investors, Inc. (“Federated”) reached a definitive agreement under which Federated is to acquire the cash management business of Alliance Capital (“Agreement”). Under the Agreement, up to $29 billion in assets from 22 third-party-distributed money market funds of Alliance Capital will be transitioned into Federated money market funds. The boards of directors at both Federated and the general partner of Alliance Capital have approved the transaction, but it is still subject to certain approvals and other customary closing considerations. This transaction, which is expected to close in phases occurring between the first and third quarters of 2005, includes upfront cash payments to Alliance Capital totaling approximately $26 million due at the transaction closing dates, annual contingent purchase price payments payable over five years, and a final contingent $10 million payment. The annual contingent purchase price payments will be calculated as a percentage of revenues, less operating expenses, directly attributed to these assets and certain other assets of former Alliance Capital cash management clients. The final contingent $10 million payment is based on comparing applicable revenues during the fifth year following closing to the revenues generated by those assets prior to the closing. At the current levels, these additional payments would approximate $103 million over five years.

Item 1.02.	Termination of a Material Definitive Agreement.

Not applicable.

Item 1.03.	Bankruptcy or Receivership.

Not applicable.

Section 2.	Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Not applicable.

Item 2.02.	Results of Operations and Financial Condition.

Alliance Capital Management Holding L.P. (“Alliance Holding”) is furnishing the News Release it issued on October 28, 2004 concerning financial and operating results for third quarter 2004 (“3Q04 Earnings Release”). The 3Q04 Earnings Release is attached hereto Exhibit 99.21.

Alliance Holding is furnishing its Third Quarter 2004 Review, which is dated October 28, 2004 (“3Q04 Review”). The 3Q04 Review is attached hereto as Exhibit 99.22.

Alliance Holding is furnishing a transcript of its conference call with analysts in respect of financial and operating results for third quarter 2004, which took place on October 28, 2004 (“3Q04 Transcript”). The 3Q04 Transcript is attached hereto as Exhibit 99.23.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Not applicable.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Not applicable.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Not applicable.

Item 2.06.	Material Impairments.

Not applicable.

Section 3.	Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Not applicable.

Item 3.02.	Unregistered Sales of Equity Securities.

Not applicable.

Item 3.03.	Material Modification to Rights of Security Holders.

Not applicable.

Section 4.	Matters Relating to Accountants and Financial Statements

Item 4.01.	Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Not applicable.

Section 5.	Corporate Governance and Management

Item 5.01.	Changes in Control of Registrant.

Not applicable.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Not applicable.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Not applicable.
Item 5.04.	Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

Not applicable.

Item 5.05.	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not applicable.

Section 6.	[Reserved]

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

Alliance Holding is furnishing a News Release it issued on October 28, 2004 concerning the sale of Alliance Capital’s cash management business to Federated (“Federated Release”). The Federated Release is attached hereto Exhibit 99.20.

Alliance Holding is furnishing the 3Q04 Earnings Release. The 3Q04 Earnings Release is attached hereto as Exhibit 99.21.

Alliance Holding is furnishing 3Q04 Review. The 3Q04 Review is attached hereto as Exhibit 99.22.

Alliance Holding is furnishing the 3Q04 Transcript. The 3Q04 Transcript is attached hereto as Exhibit 99.23.

Section 8.	Other Events

Item 8.01.	Other Events.

Not applicable.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(c)	Exhibits.

	99.20	Alliance Holding is furnishing the Federated Release.

	99.21	Alliance Holding is furnishing the 3Q04 Earnings Release.

	99.22	Alliance Holding is furnishing the 3Q04 Review.

	99.23	Alliance Holding is furnishing the 3Q04 Transcript.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

Dated: October 29, 2004	By:	Alliance Capital Management
Corporation, General Partner

	By:	/s/ Robert H. Joseph, Jr.
Robert H. Joseph, Jr.
Senior Vice President
and Chief Financial Officer